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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D. C.  20549
                                     -----------


                                       FORM 8-K


                                    CURRENT REPORT



                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



Date of Report (Date of earliest
    event reported):  DECEMBER 6, 1996             Commission File Number 1-8383




                               MISSION WEST PROPERTIES









Incorporated in California        IRS Employer Identification Number: 95-2635431



Principal Executive Offices:                          Telephone:  (619) 450-3135
    6815 Flanders Drive, Suite 250
    San Diego, California  92121-3914


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Item 5:  OTHER EVENTS

On December 6, 1996, Mission West Properties (seller and "the Company") terminated its agreement to sell to Lincoln Property Company N.C., Inc. ("Lincoln"), in accordance with the terms of that agreement, and entered into an agreement to sell all its real estate assets to Spieker Properties, L.P. (purchaser and "Spieker"). A special shareholder meeting scheduled for December 7, 1996 to vote on the sale to Lincoln was adjourned to December 16, 1996, at which time the Company's shareholders would vote on the proposed sale to Spieker.

On December 16, 1996, at a Special Meeting of Shareholders, the Company's shareholders voted to approve the sale to Spieker; approximately 88 percent of the outstanding shares were voted, with 99 percent of those voted shares in favor of the sale. The transaction is expected to close in January 1997.


Item 7:  EXHIBITS
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   (10)  Additional Exhibits:  Agreement of Purchase and Sale and Joint Escrow
         Instructions By and Among Spieker Properties, L.P., as Buyer, and Mission West Properties and Mission West Executive Aircraft Center, Inc., as Seller.

   (99) Additional Exhibits: December 16, 1996, News Release announcing shareholder approval of the sale of assets to Spieker Properties, L.P.




                                      SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



MISSION WEST PROPERTIES
------------------------
      Registrant




By:      /s/    Katrina L. Thompson
         --------------------------
         Katrina L. Thompson
         Chief Financial Officer & Secretary
         (Principal Financial and Accounting Officer)
         December 18, 1996



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